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                                PROMISSORY NOTE

                               December 21, 1999

AM General Corporation, (the "Maker") a Delaware corporation, located at 105 North Niles Avenue, South Bend, Indiana 46617, promises to pay to the order of General Motors Corporation, (the "Payee") at its offices located at 3044 West Grand Boulevard, Detroit, Michigan, 48202 in lawful money of the United States of America, and in installments as hereinafter provided, the principal amount set forth on Attachment A hereto, together with interest, at the rate of "zero" percent ( 0%) per annum, on the unpaid balance. In the event the parties mutually agree in writing to utilize a repayment methodology different from the direct off-set to the Assembly Fee as contemplated in the New Vehicle Assembly Agreement, all past due principal on this Note shall bear interest from maturity thereof until paid, at the maximum rate permitted by law.

Principal and interest, if any, on this Note shall be payable in accordance with the schedule set forth in Attachment B hereto, with each payment applied first to accrued but unpaid interest, if any, and second to principal. Unless otherwise mutually agreed by Maker and Payee in writing, payments shall be made as direct off sets to the assembly fee setforth in the New Vehicle Assembly Agreement between AM General Corporation and General Motors Corporation dated December 21, 1999.

Notwithstanding anything elsewhere to the contrary and subject to the provisions of the Equity Conversion Agreement between General Motors Corporation and AM General Corporation dated , December 21, 1999, Maker shall have the right and privilege of prepaying all or any part of this Note at any time without notice, additional interest or penalty. Partial prepayment shall not excuse the payment of the next installment otherwise due hereunder, but shall only reduce the number of such installments required hereby, as appropriate. The parties acknowledge, however, that AM General Corporation shall have no obligation to pay off this Note in cash other than through the direct off set to the assembly fee referenced above, unless otherwise mutually agreed by the parties in writing.

This Note is secured by a Security Agreement executed by AM General Corporation, a Delaware corporation , in favor of General Motors Corporation, hereof, and executed simultaneously herewith.

In the event the parties mutually agree in writing to utilize a repayment methodology different from the direct off-set to the Assembly Fee as contemplated in the New Vehicle Assembly Agreement, it is expressly agreed that upon default in payment of any one or more of the said installments, which default shall extend over a period of more than ten (10) days, then all subsequent installments on this Note shall at once become due and payable at the option of the Payee without demand or notice, demand and notice being hereby expressly waived. Default shall be limited to, the failure of the Maker to pay any installment of principal or interest, if any, when due, or a default under the terms of the above-mentioned security agreement.

Maker and all sureties, endorsers and guarantors of this Note, if any, waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and all other notice, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable hereon and further agrees that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against any others liable herefor, or to enforce its rights against any security herefor, and consent to any extensions or postponements of time of payment of this Note or any other indulgences with respect hereto, without notice thereof to any of them.

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Any failure or delay on the part of Payee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Payee's right thereafter to exercise the same, and any single or partial exercise or any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power.

If this Note is collected by suit or through Bankruptcy Court or any judicial proceeding, or if this Note is not paid at maturity, however such maturity may arise, and it is placed in the hands of any attorney for collection, then the Maker agrees to pay for all costs, expenses, reasonable attorneys' fees, and legal expenses which are incurred in addition to all amounts owing hereunder.

This Note is made and delivered in and it shall be governed by the laws of the State of Michigan.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its authorized representative this 21st day of December, 1999.

                             AM General Corporation

                        By:_____________________________

                        Title:__________________________



ATTEST:

_____________________
Secretary


STATE OF            )
                    ) SS:
COUNTY OF           )

On December 21, 1999, before me _____________________________, a Notary Public in and for said state, personally appeared ______________________________, _______________ of AM GENERAL Corporation, known to me to be the person who executed the within Promissory Note in behalf of said Corporation and acknowledged to me that he/she executed the same for the purposes therein stated.


               _______________________________
                    Notary Public

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